SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 27, 2005, Pogo Producing Company (the “Company”) completed the acquisition of Northrock Resources Ltd. (“Northrock”), a Canadian company and an indirect wholly owned subsidiary of Unocal Corporation (“Unocal”), for approximately $1.7 billion.  Pogo Canada, ULC, a Canadian company and wholly owned subsidiary of the Company, purchased all of the outstanding shares of Northrock pursuant to a share purchase agreement that was entered into on July 8, 2005 with Unocal and certain of its affiliates.

The unaudited pro forma condensed combined income statement of the Company for the nine months ended September 30, 2005 giving effect to the Northrock acquisition is filed with this report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(b)           Pro forma financial information.

The pro forma financial information with respect to the Northrock acquisition is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

(c)           Exhibits.

Exhibit 99.1 is filed herewith.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: December 19, 2005	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and Chief
Financial Officer